UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021

ARCA biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10170 Church Ranch Way, Suite 100, Westminster, CO		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 940-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

The 2021 annual stockholders meeting of ARCA biopharma, Inc. (the “Company”), scheduled for June 10, 2021, was convened and adjourned to July 8, 2021, 9:00 a.m. Mountain Daylight Time, in the Company’s offices at 10170 Church Ranch Way, Suite 100, Westminster, Colorado, 80021.  The annual meeting was adjourned to allow additional time for the Company’s stockholders to vote on the proposals set forth in the Company’s proxy statement filed with the SEC, which is available at https://www.sec.gov/Archives/edgar/data/907654/000156459021019817/abio-def14a_20210610.htm.

During the period of the adjournment, the Company will solicit proxies from its stockholders with respect to the proposals set forth in the Company’s proxy statement.  Proxies previously submitted for the meeting will be voted at the adjourned meeting unless properly revoked.  All stockholders who have not yet voted must do so before July 8, 2021 at 1:00 a.m. Mountain Daylight Time to be counted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2021

ARCA biopharma, Inc.
(Registrant)

	By:	/s/ Christopher D. Ozeroff
		Name:	Christopher D. Ozeroff
		Title:	Senior Vice President and General Counsel